Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Tom Ryan	Mark L. Yoseloff, Ph.D., Chairman and CEO
Investor Relations Advisor	Paul Meyer, President, COO and Acting CFO
ph: 203.222.9013	ph: 702.897.7150
fax: 203.222.9372	fax: 702.270.5161

SHUFFLE MASTER, INC. Provides Update on Filing Its Form 10-K for Fiscal
2007, Now Expects to File by Friday, January 18, 2008.

Las Vegas, Nevada . . January 14, 2008 . . . Shuffle Master, Inc. (NASDAQ Global Select Market: SHFL) announced today that it expects to file its Annual Report on Form 10-K by Friday, January 18, 2008. The 10-K was due to be filed today. As reported on December 20, 2007 in conjunction with the 12b-25 filed on the same day, this is the first year in which the Company’s annual results have been subject to the accelerated 60 day filing requirements. The company also wants to insure that it has adequate time to report for the first time on four distinct product segments (Utility Products, Proprietary Table Games, Electronic Table Systems and Electronic Gaming Machines). It also had to complete the initial purchase price allocation for the recent acquisition of PGIC’s table game division, the initial assessment of the disclosure required pursuant to FIN48, the goodwill impairment analysis for each of the four new product segments and the analysis of the PC4 platform amortizable tax asset and related fourth quarter and full year tax benefit at the Company’s Stargames subsidiary in Australia.

The Company is not aware of nor does it expect any material changes to the Fiscal 2007 financial statements that it discussed in its January 10, 2008 press release and earnings conference call.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers Utility Products, including automatic card shufflers, roulette chip sorters and intelligent table system modules, to improve their profitability, productivity and security, and Entertainment Products, including live proprietary table games, electronic multi-player table game platforms, traditional video slot machines for select markets, live table game tournaments and wireless gaming solutions to expand their gaming entertainment content. The Company is included in the S&P Smallcap 600 Index. Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

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This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Risk factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: changes in the level of consumer or commercial acceptance of the Company’s existing products and new products as introduced; increased competition from existing and new products for floor space in casinos; acceleration and/or deceleration of various product development, promotion and distribution schedules; product performance issues; higher than expected manufacturing, service, selling, legal, administrative, product development, promotion and/or distribution costs; changes in the Company’s business systems or in technologies affecting the Company’s products or operations; reliance on strategic relationships with distributors and technology and manufacturing vendors; current and/or future litigation, claims and costs or an adverse judicial finding; tax matters including changes in tax legislation or assessments by taxing authorities; acquisitions or divestitures by the Company or its competitors of various product lines or businesses and, in particular, integration of businesses that the Company may acquire; any statement with respect to anticipated regulatory or securities filings, anticipated release of information, internal control issues and the potential of delayed filings resulting from the steps required to complete the year-end audit; changes to the Company’s intellectual property portfolio, such as the issuance of new patents, new intellectual property licenses, loss of licenses, claims of infringement or invalidity of patents; regulatory and jurisdictional issues (e.g., technical requirements and changes, delays in obtaining necessary approvals, or changes in a jurisdiction’s regulatory scheme or approach, etc.) involving the Company and its products specifically or the gaming industry in general; general and casino industry economic conditions; the financial health of the Company’s casino and distributor customers, suppliers and distributors, both nationally and internationally; the Company’s ability to meet its debt service obligations, including the Company’s senior convertible notes and its senior secured revolving credit facility, which will depend on its future performance and other conditions or events and will be subject to many factors that are beyond the Company’s control; various risks related to the Company’s customers’ operations in countries outside the United States, including currency fluctuation risks, which could increase the volatility of the Company’s results from such operations; and the Company’s ability to successfully and economically integrate the operations of any acquired companies, such as Stargames. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed